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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  December 16, 1999

                                 XILINX, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-18548                       77-0188631
   (State or other             (Commission File              (I.R.S. Employer
   jurisdiction of                 Number)                   Identification No.)
   incorporation)


      2100 Logic Drive, San Jose, California                 95124
      (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code:  (408) 559-7778
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Item 5.    OTHER EVENTS.

On December 16, 1999, at a special meeting of the stockholders of Xilinx, Inc. (the "Company"), the stockholders of the Company approved an amendment of the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock, $0.01 par value per share, from 300,000,000 to 500,000,000. This amendment was necessary in order to accommodate a two-for-one split of the Company's common stock. The board of directors of the Company previously had approved the stock split, subject to stockholder approval of the amendment to the certificate of incorporation. In connection with the stock split, stockholders of record as of December 17, 1999 will receive one additional common share for every share held, to be distributed on December 27, 1999. In addition, the number of shares of common stock reserved for issuance or subject to outstanding options granted under the Company's 1997 Stock Plan, 1990 Employee Qualified Stock Purchase Plan and 1988 Stock Option Plan will increase by 100%. The following registration statements will cover the increase in the number of shares as a result of the stock split:
333-62897; 333-44233; and 333-12339. The Company hereby incorporates by reference the contents of the news release announcing the stock split filed as
Exhibit 99.1 to this report.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)  Exhibits.

                99.1  News Release dated October 19, 1999.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              XILINX, INC.,

                              a Delaware corporation




                              By:   /s/ Thomas R. Lavelle
                                    ----------------------------------

                              Name:  Thomas R. Lavelle
                                     -----------------

                              Title: Vice President and General Counsel
                                     ----------------------------------

December 22, 1999